SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

BUCA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1300 Nicollet Mall, Suite 5003

Minneapolis, Minnesota 55403

(612) 288-2382

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 15, 2004

VOTING METHOD

The accompanying proxy statement describes important issues affecting BUCA, Inc. If you are a shareholder of record, you have the right to vote your shares by telephone or by mail. You may also revoke your proxy at any time before the annual meeting. Please help us save time and postage costs by voting by telephone. Voting by telephone is available 24 hours a day and your vote will be confirmed and posted immediately. To vote:

1.	BY TELEPHONE

a.	On a touch-tone telephone, call toll-free 1-800-560-1965 24 hours a day, seven days a week.

b.	Enter the three-digit company number, which is located in the upper right hand corner of the proxy card and the last four-digits of the U.S. Social Security Number or Tax Identification Number for this account.

c.	Follow the simple recorded instructions.

2.	BY MAIL (Do not mail the proxy card if you are voting by telephone.)

a.	Mark your selections on the proxy card.

b.	Date and sign your name exactly as it appears on your proxy card.

c.	Mail the proxy card in the enclosed postage-paid envelope.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m., Central Daylight Time, on Tuesday, June 15, 2004.

PLACE	Hyatt Hotel
1300 Nicollet Mall
Minneapolis, Minnesota 55403

ITEMS OF BUSINESS	(1) To elect two directors for three-year terms.

(2) To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the 2004 fiscal year.

(3) To act upon any other business that may properly come before the meeting.

RECORD DATE	You may vote if you are a shareholder of record at the close of business on April 22, 2004.

ANNUAL REPORT	Our 2003 Annual Report has been included in this package.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Please vote in one of these two ways:

(1)	Use the toll-free telephone number shown on the proxy card,

OR

(2)	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

You may revoke any proxy at any time prior to its exercise at the annual meeting.

Greg A. Gadel SECRETARY

Approximate Date of Mailing of

Proxy Material: April 30, 2004

APPENDIX A—CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

BUCA, INC.

1300 Nicollet Mall, Suite 5003

Minneapolis, Minnesota 55403

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 15, 2004

The board of directors of BUCA, Inc. (the “company,” “we” or “us”) is soliciting the enclosed proxy for the 2004 Annual Meeting of Shareholders to be held at the Hyatt Hotel, 1300 Nicollet Mall, Minneapolis, Minnesota, on Tuesday, June 15, 2004, at 10:00 a.m., Central Daylight Time, and for any adjournment of the meeting. This proxy statement, a proxy card and our Annual Report to Shareholders for the fiscal year ended December 28, 2003 are being mailed on or about April 30, 2004 to shareholders of record on April 22, 2004.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters described in the accompanying notice of meeting, including the election of two directors for three-year terms and the ratification of the appointment of our independent auditors. In addition, our management will report on the performance of the company during fiscal 2003 and respond to questions from shareholders.

Who may vote?

Only shareholders of record of our common stock at the close of business on the record date, April 22, 2004, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on the record date at the meeting, or any postponement or adjournment of the meeting. Each share of common stock has one vote on each matter to be voted upon.

Who may attend the annual meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting is on a first-come, first-served basis and seating begins at approximately 9:30 a.m. Cameras and recording devices are not permitted at the meeting.

Please note that if you hold shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring personal identification and a copy of a statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 20,133,476 shares of our common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purpsoses of determining whether there is a quorum.

How may I vote?

You may vote by completing and properly signing the enclosed proxy card and returning it to the company in the envelope provided. If you are a registered shareholder (whose shares are owned in your name and not in “street name”) and attend the meeting, you may deliver your completed proxy card in person. In addition, registered shareholders may vote by telephone by following the instructions on the inside of the front cover of these materials. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

May I vote confidentially?

Yes. Our policy is to treat all proxies, ballots and voting tabulations of a shareholder confidentially if the shareholder has requested confidentiality on the proxy card or ballot.

If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the annual meeting except (1) to meet applicable legal requirements, (2) to allow the election inspectors to count and certify the results of the vote or (3) where there is a proxy solicitation in opposition to the board of directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission. The election inspectors may at any time inform us whether or not a shareholder has voted.

May I change my vote?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or by delivering a later-dated proxy by telephone or mail (using the same means to revoke as you used for your original vote). The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How does the board recommend I vote?

Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

FOR election of the director nominees (see page 4),

FOR ratification of our independent auditors (see page 26),

For any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each item?

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote and present in person or by proxy at the annual meeting will be required for approval of each proposal presented in this proxy statement. A properly executed proxy marked “WITHHOLD” or “ABSTAIN” with respect to any applicable matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, a withholding or an abstention will have the effect of a negative vote. A shareholder (including a broker) who does not give authority to a proxy to vote, or who withholds authority to vote, on a proposal will not be considered present and entitled to vote on the proposal.

What if other matters are presented for determination at the annual meeting?

As of the date of this proxy statement, management knows of no matters that will be presented for determination at the meeting other than those referred to in this proxy statement. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

We will pay expenses in connection with the solicitation of proxies. Proxies are being solicited principally by mail and by telephone. In addition, our directors, officers and regular employees may solicit proxies personally, by telephone, fax or special letter.

How do I get additional copies of the Annual Report?

Our Annual Report for the fiscal year ended December 28, 2003, including financial statements, has been included in this package. For additional copies, please contact Greg A. Gadel, our Chief Financial Officer, at (612) 288-2382, mail your request to Mr. Gadel at 1300 Nicollet Mall, Suite 5003, Minneapolis, Minnesota 55403, or visit our website at www.bucainc.com and complete an information request form.

ITEM ONE—ELECTION OF DIRECTORS

Director Nominees

Proxies solicited by the board of directors will, unless otherwise directed, be voted for the election of two nominees, Peter J. Mihajlov and Paul J. Zepf, to serve as Class II directors for three-year terms expiring at the annual shareholders’ meeting in 2007 or until their successors are elected and qualified. Messrs. Mihajlov and Zepf are currently serving as directors of the company.

The nominees have consented to serve again. However, Mr. Zepf has informed the board that he may need to resign from the board prior to the expiration of his term due to possible restrictions from his employer. If for any reason either of the nominees becomes unavailable for election, the board of directors may designate a substitute nominee, in which event the shares represented by proxies returned to us will be voted for the substitute nominee, unless an instruction to the contrary is indicated on the proxy.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR ELECTING THE NOMINEES.

General Information About the Board of Directors

Our Amended and Restated Articles of Incorporation provide that the board of directors be divided into three classes of as nearly equal size as possible. Our board is divided into three classes with staggered three-year terms. Mr. Whaley is a Class I director whose term expires at the annual shareholders’ meeting in 2006. Messrs. Mihajlov and Zepf are Class II directors whose terms expire at the annual shareholders’ meeting in 2004. Messrs. Micatrotto and Feltenstein are Class III directors whose terms expire at the annual shareholders’ meeting in 2005. Mr. Roberts, formerly a Class III director whose term expires at the annual shareholders’ meeting in 2005, resigned from his position as a director in September 2003. Mr. Feltenstein was appointed to our board as a class III director in September 2003 to fill the vacancy.

At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve for a full term of three years. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. A nominee elected to fill a vacancy in a class will hold office for a term that will coincide with the remaining term of that class. This classification of the board may delay or prevent changes in our control or in our management.

Pursuant to the terms of Mr. Micatrotto’s employment agreement, the board is required to use its best efforts to cause Mr. Micatrotto to continue to be elected to the board as long as he is our Chief Executive Officer.

Following is information regarding the nominees and directors, including information furnished by them as to their principal occupations. All of the present directors (except Mr. Feltenstein) were elected to the board of directors by our shareholders. See page 12 for a table showing the number of shares of our common stock beneficially owned by each director as of April 22, 2004.

Joseph P. Micatrotto, 52, joined BUCA in 1996 as our President and Chief Executive Officer and as a director and in July 1999 became Chairman of the Board. Mr. Micatrotto’s 30-year career in restaurant management includes being CEO of Panda Management Company, Inc., where he led the company’s expansion, and president and CEO of Chi-Chi’s Mexican Restaurant, Inc., where he was instrumental in its national growth. Mr. Micatrotto is active on various boards and industry groups including the National Restaurant Association.

Sidney J. Feltenstein, 63, joined BUCA in September 2003 as a director. Mr. Feltenstein served as Chairman, President and Chief Executive Officer of Yorkshire Global Restaurants, the company that operated the restaurant brands A&W Restaurants and Long John Silver’s, from 1995 to 2002. Mr. Feltenstein has served in a variety of operations and marketing management positions including Chief Marketing Officer for Dunkin Donuts and Executive President of Worldwide Marketing for the Burger King Corporation. Mr. Feltenstein is active on various boards, including the International Franchise Association.

Peter J. Mihajlov, 64, co-founded BUCA in 1993 and has served as a director since 1993. Mr. Mihajlov is also a principal of Parasole Restaurant Holdings, Inc., which he co-founded in 1986. Mr. Mihajlov has been in the restaurant industry since 1977, when he co-founded the first of several privately held restaurant companies, which later merged to form Parasole. Prior to that, Mr. Mihajlov served in a variety of marketing and business management positions within The Pillsbury Company over the course of 17 years.

John P. Whaley, 51, has served as a director of BUCA since 1996. He is a partner of Norwest Equity Partners and Norwest Venture Partners and has been a partner or officer of these and affiliated private equity investment funds since 1977. Mr. Whaley is also a director of several privately held companies.

Paul J. Zepf, 39, has served as a director of BUCA since 1998 and as Lead Director since July 2003. Our board created the Lead Director position during fiscal 2003. He is currently a managing director of Lazard Frères & Co. LLC. Previously, he was a managing director of Centre Partners Management L.L.C., and a managing director of Corporate Advisors, L.P., where he had been employed since 1989.

Corporate Governance

Director Independence

Our board has determined that each of Messrs. Zepf, Whaley, Feltenstein and Mihajlov is independent as that term is defined under the applicable independence listing standards of the NASDAQ Stock Market. Accordingly, our board is predominantly independent.

Lead Director

In fiscal 2003, our board created the position of Lead Director of the board and appointed Mr. Zepf to serve as Lead Director to increase outside director leadership and involvement. The principal responsibilities of the Lead Director include:

•	chairing the board in the absence of the Chairman and Chief Executive Officer;

•	meeting with directors annually on a one-on-one basis to assess areas where the board and/or committees can operate more effectively;

•	organizing and presiding over executive sessions to review the company’s performance and management effectiveness;

•	communicating to management as appropriate the results of private discussions among independent directors; and

•	developing plans for management succession.

Director Nominations; Director Selection Criteria and Board Policies

In fiscal 2004, our board formed a governance and nominating committee consisting of all independent directors. Our board, acting upon the recommendation of the governance and nominating committee, also adopted a director nominee selection policy, which covers director nominee selection process and director selection criteria.

Under the policy, the governance and nominating committee will select nominees for directors pursuant to the following process:

•	the identification of director candidates by the governance and nominating committee based upon suggestions from current directors and senior management, recommendations by shareholders and possibly a director search firm;

•	a review of the candidates’ qualifications by the governance and nominating committee to determine which candidates best meet the board’s required and desired criteria;

•	interviews of interested candidates among those who best meet these criteria by the chair of the governance and nominating committee or the entire committee;

•	a report to the board by the governance and nominating committee on the selection process; and

•	formal nomination by the governance and nominating committee for inclusion in the slate of directors for the annual meeting of shareholders or appointment by the board to fill a vacancy during the intervals between shareholder meetings.

The governance and nominating committee will reassess the qualifications of a director, including the director’s past contributions to the board and the director’s attendance and contributions at board and committee meetings, prior to recommending a director for reelection to another term.

The governance and nominating committee will consider director candidates recommended by shareholders. Shareholders who wish to recommend director candidates for consideration by the governance and nominating committee may do so by submitting a written recommendation to our Secretary at 1300 Nicollet Mall, Suite 5003, Minneapolis, Minnesota 55403. Submissions must include a written recommendation, biographical information concerning the recommended individual, including age, a description of the recommended individual’s past five years of employment history and any past and current board memberships. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the governance and nominating committee and to serve if elected by the board or the shareholders, as applicable. Alternatively, shareholders may directly nominate a person for election to our board by complying with the procedures set forth in our bylaws, any applicable rules and regulations of the Securities and Exchange Commission and any applicable laws.

Candidates for director nominees are reviewed in the context of the current composition of the board, our operating requirements and the long-term interests of our shareholders.

The governance and nominating committee will consider, at a minimum, the following factors in recommending to our board potential new board members, or the continued service of existing members in addition to other factors it deems appropriate based on the current needs and desires of the board:

•	demonstrated character and integrity; an inquiring mind; experience at a strategy/policy setting level; sufficient time to devote to the affairs of the company; and high-level managerial experience;

•	whether the member or potential member is subject to a disqualifying factor, such as relationships with competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with the company;

•	the member’s or potential member’s independence;

•	whether an existing member has reached retirement age or a term limit;

•	whether the member or potential member assists in achieving a mix of board members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience;

•	whether the member or potential member, by virtue of particular experience, technical expertise, or specialized skills, will add specific value as a board member; and

•	any factors related to the ability and willingness of a new member to serve, or an existing member to continue his or her service.

In addition to the above factors, our board has also adopted certain board policies which provide that (1) when a director of the company turns 75, the director will automatically retire from the board at our annual meeting of shareholders following the date the director turns 75; (2) the governance and nominating committee may not recommend any person to serve as a director of the company after the person has passed his or her 72nd birthday; and (3) no board member may simultaneously serve on the boards of directors of more than five other public companies. Our audit committee charter also provides that no audit committee member may simultaneously serve on the audit committees of more than two other public companies.

Executive Sessions of Outside Directors

Our board has regularly scheduled, and used, time near the end of board sessions to meet without any company officers present. Our Lead Director is charged with the responsibility to preside over executive sessions.

Communications with Directors

You can contact our full board, our Lead Director, our independent directors as a group or any of the directors by writing to our Secretary at 1300 Nicollet Mall, Suite 5003, Minneapolis, Minnesota 55403. All communications will be compiled by the Secretary and submitted to the addressees on a periodic basis.

Other Information

Two directors attended our annual shareholders’ meeting in 2003. Additional information concerning the board, including committee charters and our Code of Business Conduct and Ethics applicable to our directors, employees and representatives, is available at www.bucainc.com.

B oard Committees

Our board has three standing committees, the principal functions and composition of which are described below. Each committee operates under a charter, a copy of each is available on our website at www.bucainc.com. A copy of the audit committee charter is also attached to this proxy statement.

Governance and Nominating Committee

The governance and nominating committee of the board, comprised of Messrs. Whaley (Chair), Zepf and Feltenstein, is responsible for (1) overseeing corporate governance matters; (2) approving director-nominees to be considered for election by shareholders and for election by the board to fill any vacancy or newly created directorship; (3) making recommendations to the board concerning the appropriate size and composition of the board and each board committee, and the establishment of new board committees; (4) developing and administering a board and committee evaluation process; and (5) developing and implementing director orientation and continuing education policies.

All members of the governance and nominating committee satisfy the applicable independence listing standards of the NASDAQ Stock Market and have no relationship with the company that, in the opinion of the board, would interfere with the exercise of independent judgment.

Compensation Committee

The compensation committee of the board, currently comprised of Messrs. Zepf (Chair), Feltenstein and Whaley is responsible for (1) discharging the responsibilities of the board with respect to all forms of compensation of our executive officers and oversight of our employee stock purchase plan and stock incentive plans; and (2) reporting to the shareholders regarding the company’s executive compensation practices and policies.

A director may serve on the compensation committee only if the board determines that he or she:

•	is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended;

•	satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code; and

•	is “independent” as that term is defined in the applicable listing standards of the NASDAQ Stock Market and has no relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment.

In September 2003, Mr. Phillip Roberts, a former member of the compensation committee, resigned from his position as director and as a member of all of our board committees to which he belonged. The compensation committee met four times during fiscal 2003.

Audit Committee

The audit committee of the board, comprised of Messrs. Mihajlov (Chair), Feltenstein, Whaley and Zepf, is responsible for overseeing our accounting and financial reporting process and the audits of our financial statements. The audit committee met six times during fiscal 2003.

All members of the audit committee are “independent” as that term is defined in the applicable listing standards of the NASDAQ Stock Market, Section 301 of the Sarbanes-Oxley Act of 2002 and the SEC rules adopted pursuant to the Sarbanes-Oxley Act. Our board has determined that at least one member of our audit committee, Mr. Whaley, is an “audit committee financial expert,” as that term is defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC in furtherance of Section 407.

The responsibilities of the audit committee are set forth in the audit committee charter, adopted by our audit committee on April 25, 2000, as amended and restated on March 30, 2001 and March 5, 2004. A copy of our audit committee charter is included as Appendix A to this proxy statement.

Director Compensation

Directors who are our employees do not receive additional compensation for serving on our board or board committees. Directors who are not our employees receive compensation for board service as follows:

Quarterly Retainer:	A quarterly retainer of $1,000 ($7,500 in case of Lead Director).

Attendance Fees:	A fee of $2,000 for each board meeting attended.

A fee of $2,000 for each board committee meeting attended if (1) such board committee meeting is not held on the same day as a board meeting and (2) the duration of the board or committee meeting is two hours or longer.

In fiscal 2004, the board amended the above compensation policy for board or committee meetings that are held for less than two hours. Each non-employee director will receive a fee of $500 ($1,000 for the chair of a committee who presides over a committee meeting) for attending each board or committee meeting with a duration of less than two hours.

Stock Options:	An annual grant of stock options to purchase shares (number determined annually by the board) of our common stock. In fiscal 2003, the board granted options to purchase 25,000 shares of our common stock to Mr. Zepf, our Lead Director, options to purchase 20,000 shares of our common stock to each of Messrs. Whaley and Mihajlov, and options to purchase 15,000 shares of our common stock to Mr. Roberts, our former director.

A one-time grant to a new non-employee director first elected to the board of stock options to purchase shares (number determined annually by the board) of our common stock. In fiscal 2003, the board granted options to purchase 20,000 shares of our common stock to Mr. Feltenstein when he was elected to the board.

Board Meetings During Fiscal 2003

The board of directors met eight times during fiscal 2003. The SEC rules require disclosure of those directors who attended fewer than 75% of the aggregate total of meetings of the board and board committees on which the director served during the last fiscal year. No director attended fewer than 75% of the aggregate total of these meetings.

Compensation Committee Interlocks and Insider Participation

The compensation committee is responsible for establishing and administering the company’s policies involving the compensation of executive officers. During fiscal 2003, the members of the compensation committee were Phillip A. Roberts, Sidney J. Feltenstein, John P. Whaley and Paul J. Zepf. In September 2003, Mr. Roberts resigned from his position in the board of directors and to all of the board committees to which he belonged.

During the period prior to April 1998, Mr. Roberts served as an officer of the company and several of its subsidiaries. During fiscal 2003, we paid Roberts Consulting LLC, an entity controlled by Mr. Roberts, a total of $48,000 for consulting services provided to the company. We also paid Steven Roberts, son of Mr. Roberts, a total of $234,000 for architectural services.

Certain Transactions

Agreement with Roberts Consulting LLC.    In January 2000, we entered into an agreement with Roberts Consulting LLC. Our former director, Philip Roberts, controls Roberts Consulting. Under the agreement, we pay Roberts Consulting $4,000 for each attended restaurant opening in fiscal 2003 in exchange for consulting services and assistance with new restaurant openings. During fiscal 2003, we paid Roberts Consulting a total of $48,000 for consulting services.

Agreement with Steven Roberts.    Steven Roberts, son of our former director, Philip Roberts, from time to time performs architectural services for us under a letter agreement. The amount paid by us to Mr. Steven Roberts for these services in fiscal 2003 was $234,000. We believe the terms of the letter agreement are at least as favorable as we could obtain from unrelated parties.

Payments to Joseph Micatrotto, Jr.    Joseph Micatrotto, Jr., son of our Chairman, President and Chief Executive Officer, Joseph P. Micatrotto, is a Paisano Partner. During fiscal 2003, we paid him a salary and bonus of $97,000.

Grant of Options under Our Key Employee Share Option Plan to Executive Officers.    In January 2002, we established a Key Employee Share Option Plan that (1) allows our compensation committee to award special compensation to key employees in the form of outright awards of options to purchase mutual fund shares; and (2) allows key employees to exchange future base and/or bonus compensation for options to purchase mutual fund shares. The mutual fund shares do not include BUCA stock. The awards are subject to investment gain or loss.

During fiscal 2002, our compensation committee made outright awards of options under our Key Employee Share Option Plan to our executive officers as follows (the value of each award is based on the asset value of the mutual fund shares less the exercise price on the date of the option grants): Mr. Micatrotto: $652,500; Mr. Gadel $93,750; Mr. Kohaut $93,750; and Mr. Motschenbacher $18,750. The net value of the outright awards vested or will vest as follows:

•	Mr. Micatrotto: $65,250 in 2002; $130,500 in 2003; $163,125 in 2004; $195,750 in 2005 and $97,875 in 2006.

•	Mr. Gadel: $9,375 in 2002; $18,750 in 2003; $23,438 in 2004; $28,125 in 2005 and $14,063 in 2006.

•	Mr. Kohaut: $9,375 in 2002; $18,750 in 2003; $23,438 in 2004; $28,125 in 2005 and $14,063 in 2006.

•	Mr. Motschenbacher: $1,875 in 2002; $3,750 in 2003; $4,687 in 2004; $5,625 in 2005 and $2,813 in 2006.

During fiscal 2003, our compensation committee did not make any outright awards of options under our Key Employee Share Option Plan to any of our executive officers. During fiscal 2003, Messrs. Gadel and Kohaut elected to exchange base compensation for options under our Key Employee Share Option Plan as follows (all of the options granted in exchange for base compensation vested on the date of the option grants):

•	Mr. Gadel deferred $9,600 of base compensation in exchange for options to purchase $12,800 of mutual fund shares with an exercise price of $3,200 (25% of the value of the mutual fund shares on the date of grants).

•	Mr. Kohaut deferred $2,200 of base compensation in exchange for options to purchase $2,933 of mutual fund shares with an exercise price of $733 (25% of the value of the mutual fund shares on the date of grants).

During fiscal 2004, our compensation committee made outright awards of options under our Key Employee Share Option Plan to Messrs. Motschenbacher and Steven B. Hickey, Chief Marketing Officer. Mr. Hickey became an executive officer in January 2004. The awards were as follows (the value of each award is based on the asset value of the mutual fund shares less the exercise price on the date of the option grants): Mr. Motschenbacher $75,000 and Mr. Hickey $93,750. The net value of the outright awards vest as follows:

•	Mr. Motschenbacher: $7,500 in 2004; $15,000 in 2005; $18,750 in 2006; $22,500 in 2007 and $11,250 in 2008.

•	Mr. Hickey: $9,375 in 2004; $18,750 in 2005; $23,438 in 2006; $28,125 in 2007 and $14,063 in 2008.

Stock Ownership of Directors, Executive Officers and Principal Shareholders

The following table sets forth information regarding the beneficial ownership of our common stock as of April 22, 2004 by:

•	each shareholder known by us to beneficially own more than five percent of our common stock,

•	each of our directors (including our director nominees),

•	our current and former executive officers named in the Summary Compensation Table on page 15, and

•	all of our directors and executive officers as a group.

Except as otherwise noted below, each of the shareholders identified in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by the person.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent
State of Wisconsin Investment Board (2)	3,100,000	15.4%
Heartland Advisors, Inc.(3)	2,288,370	11.4%
FMR Corp.(4)	1,384,920	6.9%
Goldman Sachs Assets Management, L.P. (5)	1,360,896	6.8%
Norwest Equity Partners V, L.P. (6)	1,284,568	6.4%
Fuller and Thaler Behavioral Finance Fund, Ltd. (7)	1,183,000	5.9%
Dimensional Fund Advisors, Inc. (8)	1,114,413	5.5%
Sidney J. Feltenstein (9)	40,000	*
Peter J. Mihajlov (10)	195,194	1.0%
John P. Whaley (6)	1,284,568	6.4%
Paul J. Zepf (11)	53,707	*
Joseph P. Micatrotto (12)	391,203	1.9%
Greg A. Gadel (13)	184,904	*
Joseph J. Kohaut (14)	96,908	*
John J. Motschenbacher (15)	26,047	*
All directors and executive officers as a group (8 persons).	2,272,531	11.3%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC that generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes shares of common stock issuable pursuant to the exercise of stock options that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 20,133,476 shares of common stock outstanding.

(2)	Based on a Schedule 13G filed with the SEC on February 11, 2004. The address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.

(3)

Based on a Schedule 13G filed with the SEC on February 13 2004. These securities may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by (1) Heartland Advisors, Inc. by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (2) William J. Nasgovitz, as a result of his ownership interest in Heartland Advisors, Inc. The clients of Heartland Advisors, Inc., a registered investment adviser, including an investment company registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of shares included in the schedule. The Heartland Value Fund, a series of the Heartland Group, Inc., a registered investment company, owns 1,137,570 shares or 6.8% of the class of securities reported on the schedule. The remaining shares disclosed in the schedule are owned by various other accounts managed by Heartland Advisors, Inc. on a discretionary basis. Each of Heartland Advisors, Inc. and Mr. Nasgovitz specifically disclaims beneficial ownership of any shares reported on the schedule. The address of Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, Wisconsin 53202.

(4)	Based on a Schedule 13G filed with the SEC on February 17, 2004. Fidelity Management & Research Company (Fidelity), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,025,520 shares of the common stock reported on the schedule as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 1,025,520 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 359,400 shares of the common stock reported on the schedule as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 359,400 shares and sole power to vote or to direct the voting of 359,400 shares of Common Stock owned by the institutional account(s). The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)	Based on a Schedule 13G filed with the SEC on February 11, 2004. Goldman Sachs Asset Management, L.P. (GSAM LP), an investment advisor, has sole voting power with respect to 1,236,232 shares of common stock. GSAM disclaims beneficial ownership of any securities managed, on GSAM LP’s behalf, by third parties. The address of GSAM LP is 32 Old Slip, New York, New York 10005.

(6)	Includes (1) options for the purchase of 30,665 shares of common stock exercisable within 60 days granted to Mr. John P. Whaley; (2) 14,565 shares of common stock held by Whaley Family LP; (3) 413,232 shares of common stock beneficially owned by Norwest Equity Partners V, L.P. Mr. Whaley is a managing administrative partner of Itasca Partners V, LLP, the general partner of Norwest Equity Partners V, L.P. By virtue of his position with Itasca Partners V, LLP, Mr. Whaley may be deemed to beneficially own the securities held by Norwest Equity Partners V, L.P. Mr. Whaley disclaims beneficial ownership of such securities, except to his indirect pecuniary interest therein; (4) 273,000 shares of common stock beneficially owned by Norwest Equity Partners, VI, LP. Mr. Whaley is the managing administrative partner of Itasca LBO Partners VI, LLP, the general partner of Norwest Equity Partners VI, LP. By virtue of his position with Itasca LBO Partners VI, LLP, Mr. Whaley may be deemed to beneficially own the securities held by Norwest Equity Partners VI, LP. Mr. Whaley disclaims beneficial ownership of such securities, except to the extent of his indirect pecuniary interest therein; and (5) 546,000 shares of common stock beneficially owned by Norwest Equity Partners, VII, LP. Mr. Whaley is the managing administrative partner of Itasca LBO Partners VII, LLP, the general partner of Norwest Equity Partners VII, LP. By virtue of his position with Itasca LBO Partners VII, LLP, Mr. Whaley may be deemed to beneficially own the securities held by Norwest Equity Partners VII, LP. Mr. Whaley disclaims beneficial ownership of such securities, except to the extent of his indirect pecuniary interest therein. The address of Norwest Equity Partners V, L.P. is 3600 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402.

(7)

Based on a Schedule 13G filed with the SEC on March 30, 2004. Fuller & Thaler Asset Management, Inc. is deemed to be the beneficial owner of the number of securities reflected above pursuant to separate arrangements whereby it acts as investment adviser to certain persons. Each person for whom Fuller & Thaler Asset Management acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock purchased or held pursuant to such arrangements. The address of Fuller & Thaler Asset Management, Inc. is 411 Borel Avenue, Suite 402, San Mateo, California 94402.

(8)	Based on a Schedule 13G filed with the SEC on February 6, 2003. Dimensional Fund Advisors Inc. (Dimensional), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the company that are owned by the funds and may be deemed to be the beneficial owner of the shares of the company held by the funds. However, all securities reported on the schedule are owned by the funds. Dimensional disclaims beneficial ownership of such securities. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(9)	Includes options for the purchase of 20,000 shares of common stock exercisable within 60 days granted to Mr. Feltenstein.

(10)	Includes (1) 4,166 shares owned by the Mihajlov Family Limited Partnership; (2) 64,166 shares owned by Mr. Mihajlov’s wife; (3) 98,862 shares held by Peter J. Mihajlov Trust; and (4) options for the purchase of 28,000 shares of common stock exercisable within 60 days granted to Mr. Mihajlov.

(11)	Includes options for the purchase of 30,833 shares of common stock exercisable within 60 days granted to Mr. Zepf. Mr. Zepf disclaims beneficial ownership of any of the options to purchase 5,833 shares of common stock. The options are beneficially owned by Centre Partners Management LLC.

(12)	Includes options for the purchase of 373,333 shares of common stock exercisable within 60 days granted to Mr. Micatrotto.

(13)	Includes options for the purchase of 156,403 shares of common stock exercisable within 60 days granted to Mr. Gadel.

(14)	Includes options for the purchase of 87,667 shares of common stock exercisable within 60 days granted to Mr. Kohaut.

(15)	Includes options for the purchase of 24,467 shares of common stock exercisable within 60 days granted to Mr. Motschenbacher.

Executive Compensation

Summary Compensation Table.     The following table contains information concerning compensation for fiscal 2003, fiscal 2002 and fiscal 2001 earned by the named executive officers.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation
Joseph P. Micatrotto	2003	$498,578		$30,000		$169,180	(1)(2)	150,000	$1,332	(4)
Chairman, President and Chief	2002	400,000		—		139,469	(1)(3)	—	151,742	(4)(5)
Executive Officer	2001	376,848		—				80,000	2,137	(4)

Greg A. Gadel	2003	229,423	(6)	15,000		34,442	(1)(7)	—	—
Executive Vice President and	2002	199,615		50,000	(8)	9,375	(1)	25,000	—
Chief Financial Officer	2001	177,996		—				70,000	—

Joseph J. Kohaut (9)	2003	206,481	(6)	10,000		34,302	(1)(10)	—	—
Senior Vice President of	2002	179,616		60,000		9,375	(1)	25,000	—
Food & Beverage and Purchasing	2001	143,501		43,852				30,000	—

John J. Motschenbacher (11)	2003	152,019		—		32,383	(1)(12)	—	—
Senior Vice President and Chief Information Officer

(1)	Includes the vested portion of the net value (based on the asset value of the mutual fund shares less the exercise price) of outright awards of options to purchase mutual fund shares under our Key Employee Share Option Plan granted by our compensation committee to our executive officers. The awards are subject to investment gain or loss. The net value of awards granted to each named executive officer in fiscal 2002 was as follows: Mr. Micatrotto $652,500; Mr. Gadel: $93,750; Mr. Kohaut: $93,750; and Mr. Motschenbacher: $18,750. The net value of these awards vested or will vest as follows:
•	Mr. Micatrotto: $65,250 in 2002; $130,500 in 2003; $163,125 in 2004; $195,750 in 2005 and $97,875 in 2006.
•	Mr. Gadel: $9,375 in 2002; $18,750 in 2003; $23,438 in 2004; $28,125 in 2005 and $14,063 in 2006.
•	Mr. Kohaut: $9,375 in 2002; $18,750 in 2003; $23,438 in 2004; $28,125 in 2005 and $14,063 in 2006.
•	Mr. Motchenbacher: $1,875 in 2002; $3,750 in 2003; $4,687 in 2004; $5,625 in 2005 and $2,813 in 2006.

(2)	Includes housing allowance, car allowance, split-dollar life insurance benefits, disability and medical and dental benefits of $38,680.

(3)	Includes housing allowance of $57,546 and car allowance, split-dollar life insurance benefits, disability and medical and dental benefits of $16,673.

(4)	Includes the estimated dollar value of the benefits to Mr. Micatrotto of the split-dollar life insurance premium payments made by BUCA during each covered fiscal year as follows: 2003: $1,332; 2002: $1,742; 2001: $2,137.

(5)	Includes a loan in the amount of $150,000 granted to Mr. Micatrotto in February 2001 and forgiven by BUCA in February 2002.

(6)	Includes $9,600 of base compensation that Mr. Gadel elected to exchange for options to purchase mutual fund shares under our Key Employee Share Option Plan and $2,200 of base compensation that Mr. Kohaut elected to exchange for options to purchase mutual funds shares under our Key Employee Share Option Plan.

(7)	Includes car allowance of $10,800 and disability, medical and dental benefits of $4,892.

(8)	Includes $15,000 of bonus compensation that Mr. Gadel elected to exchange for options to purchase mutual fund shares under our Key Employee Share Option Plan.

(9)	Mr. Kohaut became Senior Vice President of Operations in March 2001, Chief Operations Officer in January 2003, Senior Vice President of Operations in October 2003, and Senior Vice President of Food & Beverage and Purchasing in April 2004.

(10)	Includes car allowance of $10,800 and disability, medical and dental benefits of $4,752.

(11)	Mr. Motschenbacher became Senior Vice President of Information Technology in November 2003 and Senior Vice President and Chief Information Officer in March 2003.

(12)	Includes car allowance of $19,842 and travel allowance, disability and other benefits of $8,791.

Stock Option Grants Table.     The following table sets forth certain information concerning all stock options granted during fiscal 2003 to the named executive officers. We did not grant any stock appreciation rights or restricted stock awards during fiscal 2003.

Fiscal 2003 Stock Option Grants Table

	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in 2003	Option Term		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
Name			Exercise or Base Price ($/Share)(1)	Expiration Date	5% ($)	10% ($)
Joseph P. Micatrotto (3)	150,000	29%	$5.94	2013	$560,345	$1,420,025
Greg A. Gadel	—	—	—	—	—	—
Joseph J. Kohaut	—	—	—	—	—	—
John J. Motschenbacher	—	—	—	—	—	—

(1)	The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date, or in a combination of cash and shares.

(2)	The hypothetical potential appreciation shown in these columns reflects the required calculations at annual assumed appreciation rates of 5% and 10%, as set by the SEC, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the common stock.

(3)	Options for the purchase of 150,000 shares vested or will vest as follows: 37,500 on May 29, 2003; 37,500 on December 31, 2003; 37,500 on December 31, 2004; and 37,500 on December 31, 2005.

Fiscal Year-End Option Value Table.     The following table sets forth certain information concerning options exercised by named executive officers in fiscal 2003 and unexercised stock options held by the named executive officers as of fiscal 2003 year-end.

Aggregated Option Exercises in Fiscal 2003 and

Fiscal Year-End Option Value Table

Name	Number of Shares Acquired	Value	Number of Shares Underlying Unexercised Options at December 28, 2003		Value of In-the-Money Options at December 28, 2003(1)

	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph P. Micatrotto	—	—	284,999	263,334	$1,747	$109,500
Greg A. Gadel	—	—	156,403	13,800	13,558	—
Joseph J. Kohaut	—	—	87,667	34,300	8,123	—
John J. Motschenbacher	—	—	24,467	7,700	1,980	—

(1)	Based on the closing sale price of our common stock of $6.67 per share at December 26, 2003, the last trading day of our 2003 fiscal year.

Employment Agreements.     We entered into an employment agreement with Joseph P. Micatrotto on July 22, 1996, which was subsequently amended and restated in February 1999 and further amended in September 2000, December 2002 and March 2003. Under the terms of the amended agreement, Mr. Micatrotto is currently serving as our Chairman, President and Chief Executive Officer for a term expiring on December 31, 2005. The agreement provides that Mr. Micatrotto’s annual salary will be $400,000 for the year ended December 31, 2002, $500,000 for the year ended December 31, 2003, $525,000 for the year ended December 31, 2004 and $550,000 for the year ended December 31, 2005. Mr. Micatrotto is eligible to receive a yearly bonus based upon certain performance criteria established by the board. In connection with the amendment of Mr. Micatrotto’s employment agreement in February 1999, Mr. Micatrotto received options to purchase 126,666 shares of our common stock at an exercise price of $11.25 per share, 6,666 of which vested on each of December 31, 1999, 2000 and 2001, 53,334 of which vested on December 31, 2002 and the remaining 53,334 vested on December 31, 2003. We also have agreed to reimburse Mr. Micatrotto’s reasonable and necessary business expenses. Mr. Micatrotto is entitled to the following termination benefits:

•	If we terminate Mr. Micatrotto’s employment for cause or if Mr. Micatrotto terminates his employment, he will receive no additional compensation or termination benefits.

•	If Mr. Micatrotto is terminated because of death or physical or mental disability, he or his estate will be entitled to a termination payment of two years’ base salary then in effect, payable in 24 equal monthly installments.

•	If Mr. Micatrotto terminates his employment upon 30 days’ prior written notice following a change in control of the company, because his duties are substantially reduced or negatively altered without his prior written consent, or if Mr. Micatrotto’s employment is terminated by us without cause following a change in control or within 180 days prior to a change in control and the termination is related to the change in control, he will be entitled to a termination payment of 2 years’ base salary then in effect, payable in 24 monthly installments. If Mr. Micatrotto terminates employment as a result of a change in control, but his duties have not been substantially reduced or negatively altered, he will be entitled to a termination payment of 12 months’ base salary then in effect, payable in 12 monthly installments.

•	If Mr. Micatrotto is terminated by us without cause and not associated with a change in control, he will be entitled to a termination payment of 18 months’ base salary then in effect, payable in 18 monthly installments.

The agreement also contains fringe benefits (including providing Mr. Micatrotto with health insurance and long-term disability insurance), confidentiality and non-competition provisions.

In addition to the employment agreement, we have also entered into a split-dollar insurance agreement with Mr. Micatrotto on January 17, 1997, pursuant to which, subject to the terms and conditions of the agreement, we have agreed to pay a portion of the premiums due on the split-dollar insurance policy as an additional employment benefit to Mr. Micatrotto. Mr. Micatrotto owns the policy. Upon the expiration of the split-dollar insurance agreement in December 2001, Mr. Micatrotto and we orally agreed to extend the term of the agreement for as long as Mr. Micatrotto remains as an employee of the company.

We entered into an employment agreement with Greg A. Gadel in December 2002. Under the terms of the agreement, Mr. Gadel is currently serving as our Executive Vice President, Chief Financial Officer, Secretary and Treasurer for a term expiring on December 31, 2005. The agreement provides that Mr. Gadel’s annual salary for the year ended December 31, 2002 will be $200,000. The board of directors will establish Mr. Gadel’s base salary for each subsequent calendar year in an amount not less than the base salary in effect for the prior year. Mr. Gadel is eligible to receive a yearly bonus based upon certain performance criteria established by the board. We also have agreed to reimburse Mr. Gadel’s reasonable and necessary business expenses. Mr. Gadel is entitled to the following termination benefits:

•	If we terminate Mr. Gadel’s employment for cause or if Mr. Gadel terminates his employment, he will receive no additional compensation or termination benefits.

•	If Mr. Gadel is terminated because of death or physical or mental disability, he or his estate will be entitled to a termination payment of 18 months’ base salary then in effect, payable in 18 equal monthly installments.

•	If Mr. Gadel terminates his employment upon 30 days’ prior written notice following a change in control of the company, because his duties are substantially reduced or negatively altered without his prior written consent, or if Mr. Gadel’s employment is terminated by us without cause following a change in control or within 180 days prior to a change in control and the termination is related to the change in control, he will be entitled to a termination payment of 18 months’ base salary then in effect, payable in 18 monthly installments. If Mr. Gadel terminates employment as a result of a change in control, but his duties have not been substantially reduced or negatively altered, he will be entitled to a termination payment of 12 months’ base salary then in effect, payable in 12 monthly installments.

•	If Mr. Gadel is terminated by us without cause and not associated with a change in control, he will be entitled to a termination payment of 18 months’ base salary then in effect, payable in 18 monthly installments.

The agreement also contains fringe benefits (including providing Mr. Gadel with health insurance and long-term disability insurance), confidentiality and non-competition provisions.

We entered into an employment agreement with Joseph J. Kohaut in December 2002. Under the terms of the agreement, Mr. Kohaut is currently serving as our Senior Vice President of Food & Beverage and Purchasing for a term expiring on December 31, 2005. The agreement provides that Mr. Kohaut’s annual salary for the year ended December 31, 2002 will be $180,000. The board of directors will establish Mr. Kohaut’s base salary for each subsequent calendar year in an amount not less than the base salary in effect for the prior year. Mr. Kohaut is eligible to receive a yearly bonus based upon certain performance criteria established by the board. We also have agreed to reimburse Mr. Kohaut’s reasonable and necessary business expenses. Mr. Kohaut is entitled to the following termination benefits:

•	If we terminate Mr. Kohaut’s employment for cause or if Mr. Kohaut terminates his employment, he will receive no additional compensation or termination benefits.

•	If Mr. Kohaut is terminated because of death or physical or mental disability, he or his estate will be entitled to a termination payment of 18 months’ base salary then in effect, payable in 18 equal monthly installments.

•	If Mr. Kohaut terminates his employment upon 30 days’ prior written notice following a change in control of the company, because his duties are substantially reduced or negatively altered without his prior written consent, or if Mr. Kohaut’s employment is terminated by us without cause following a change in control or within 180 days prior to a change in control and the termination is related to the change in control, he will be entitled to a termination payment of 18 months’ base salary then in effect, payable in 18 monthly installments. If Mr. Kohaut terminates employment as a result of a change in control, but his duties have not been substantially reduced or negatively altered, he will be entitled to a termination payment of 12 months’ base salary then in effect, payable in 12 monthly installments.

•	If Mr. Kohaut is terminated by us without cause and not associated with a change in control, he will be entitled to a termination payment of 18 months’ base salary then in effect, payable in 18 monthly installments.

The agreement also contains fringe benefits (including providing Mr. Kohaut with health insurance and long-term disability insurance), confidentiality and non-competition provisions.

Report of the Compensation Committee on Executive Compensation

Sidney J. Feltenstein, John P. Whaley and Paul J. Zepf are current members of the compensation committee (the Committee) of the Board of Directors. In September 2003, Mr. Roberts, a former member of the Committee, resigned from his position as director and as a member of all of our board committees to which he belonged. For fiscal year ended 2003, the Committee made all decisions concerning executive compensation. The Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the company. The Committee reviews and approves the President and Chief Executive Officer’s recommendations regarding the performance and compensation levels for executive officers, other than himself.

Overview

The goals of the company’s executive officer compensation policies are to attract, retain and reward executive officers who contribute to the company’s success, to align executive officer compensation with the company’s performance and to motivate executive officers to achieve the company’s business objectives. The company uses salary, bonus compensation, option grants and other compensation to attain these goals. The Committee reviews compensation surveys and other data to enable the Committee to compare the company’s compensation package with that of similarly sized restaurant companies.

Salary

Base salaries of executive officers are reviewed annually, and if deemed appropriate, adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized restaurant companies. In determining the salaries of the executive officers, the Committee considered information provided by the company’s President and Chief Executive Officer and salary data from industry surveys, and may from time to time consider salary surveys and similar data prepared by an executive recruitment-consulting firm.

The President and Chief Executive Officer is responsible for evaluating the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Committee. The President and Chief Executive Officer may not be present during the voting or deliberations by the Committee of executive compensation. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial performance of the company in considering salary adjustments.

Bonus Compensation

The Committee determines cash bonuses for each executive officer annually. At the beginning of each year, the Committee chooses five of the following performance targets upon which to base bonus compensation for that year: (1) number of new restaurant openings, (2) number of operating weeks, (3) restaurant operating profit, (4) total sales, (5) general and administrative expenses, (6) comparable restaurant sales and (7) any other factors as determined by the board. These are similar to the targets used in determining the President and Chief Executive Officer’s cash bonus. Performance against the established goals is determined annually by the Committee and based on such determination, the Committee approves payment of appropriate bonuses.

Stock Options

The company strongly believes that equity ownership by executive officers provides incentives to build shareholder value and align the interests of executive officers with the shareholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly sized restaurant companies, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations.

Special Compensation

In January 2002, the company established a Key Employee Share Option Plan that, among other things, allows the Committee, in its discretion, to award special compensation to key employees in the form of outright awards of options to purchase mutual fund shares. The mutual fund shares do not include BUCA stock. During fiscal 2003, the Committee did not make any outright awards of options under the Key Employee Share Option Plan to the company’s executive officers.

Compensation of Chief Executive Officer

The company and Mr. Micatrotto, President and Chief Executive Officer, entered into an employment agreement upon Mr. Micatrotto’s hire in 1996. Prior to the company’s initial public offering in April 1999, Mr. Micatrotto’s employment agreement was amended and restated. Mr. Micatrotto’s employment agreement was further amended in September 2000, December 2002 and March 2003. See “Executive Compensation—Employment Agreements” for a general discussion of the agreement.

As amended, the agreement set Mr. Micatrotto’s base compensation for 2003 at $500,000. In addition, the bonus policy for Mr. Micatrotto is based upon meeting certain company performance targets specified in the agreement. The development targets of new restaurant openings and restaurant operating weeks were met. Based upon the successful completion of the development targets and the successful completion of the integration of Vinny T’s of Boston, the Committee approved a bonus of $30,000 to Mr. Micatrotto in fiscal 2003.

On May 29, 2003, the Committee granted to Mr. Micatrotto options for the purchase of 150,000 shares that vested or will vest as follows: 37,500 on May 29, 2003; 37,500 on December 31, 2003; 37,500 on December 31, 2004; and 37,500 on December 31, 2005.

During fiscal 2003, the Committee did not make any outright awards to Mr. Micatrotto of options to purchase mutual fund shares under the company’s Key Employee Stock Purchase Plan. During fiscal 2002, the Committee made an outright award of option to purchase mutual fund shares under the Key Employee Stock Purchase Plan to Mr. Micatrotto. The value of the outright award was $652,500 and was based on the net asset value of the mutual fund shares (less exercise price) on the date of the option grant. The net value of the award vested or will vest as follows: $65,250 in 2002; $130,500 in 2003; $163,125 in 2004; $195,750 in 2005 and $97,875 in 2006.

In fiscal 2003, the company also paid $75,793 to or on the behalf of Mr. Micatrotto for housing and car allowances, medical, dental and disability plan benefits, and split-dollar life insurance premiums.

Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) limits the deductibility of compensation over $1 million paid by a company to an executive officer. The Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the company to any of the company’s executive officers for at least the current year.

COMPENSATION COMMITTEE

Sidney J. Feltenstein

John P. Whaley

Paul J. Zepf

Report of the Audit Committee

The role of the company’s Audit Committee, which is composed of four independent non-employee directors, is one of oversight of the company’s management and the company’s outside auditors in regard to the company’s financial reporting and the company’s controls respecting accounting and financial reporting. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the company’s management and independent auditors.

The Audit Committee has (1) reviewed and discussed the company’s audited financial statements for the year ended and December 28, 2003 with the company’s management; (2) discussed with the company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (3) received the written disclosures and the letter from the company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (4) discussed with the company’s independent accountants the independent accountants’ independence.

Based on the review and discussions with management and the company’s independent auditors referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2003 for filing with the SEC.

AUDIT COMMITTEE

Sidney J. Feltenstein

Peter J. Mihajlov

John P. Whaley

Paul J. Zepf

Independent Auditors Fees

The following table shows the aggregate fees billed to us by Deloitte & Touche for services rendered during fiscal years ended December 29, 2002 and December 28, 2003:

Description of Fees	Fiscal 2003 Amount		Fiscal 2002 Amount
Audit Fees	$100,750	(1)	$83,500	(5)
Audit Related Fees	16,820	(2)	25,150	(6)
Tax Fees	65,400	(3)	84,494	(7)
Other Fees	14,450	(4)	49,620	(8)

Total	$197,420		$242,764

(1)	Includes fees for the audit of our fiscal 2003 financial statements and reviews of the related quarterly financial statements.

(2)	Includes fees for certain statutory audits in connection with our 401(k) and Employee Stock Ownership Plans and Vinny T’s of Boston accounting matters.

(3)	Includes fees for income tax return preparation, state, federal and international tax planning and state sales tax matters.

(4)	Includes fees related to tax and accounting issues of our Key Employee Share Option Plan and training regarding Sarbanes-Oxley compliance.

(5)	Includes fees for the audit of our fiscal 2002 financial statements and reviews of the related quarterly financial statements.

(6)	Includes fees for certain statutory audits in connection with our 401(k) and Employee Stock Ownership Plans and Vinny T’s of Boston accounting matters.

(7)	Includes fees for tax return preparation, state and federal tax planning and state sales tax matters.

(8)	Includes fees related to the implementation of our Key Employee Share Option Plan.

Auditor Independence

The Audit Committee has considered whether, and has determined that, the provision of services by Deloitte & Touche LLP described under “All Other Fees” was compatible with maintaining the independence of Deloitte & Touche LLP as the company’s principal accountants.

In order to ensure that our independent auditors are engaged only to provide audit and non-audit services that are compatible with maintaining their independence, the audit committee requires that all audit and permissible non-audit services provided by our independent auditors be pre-approved by the audit committee or a designated member of the audit committee. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services. The audit committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence.

The audit committee pre-approved 100% of the services described in the “Independent Auditors’ Fees” table pursuant to engagements that occurred in fiscal 2003.

Equity Compensation Plan Information

The following table provides information as of December 28, 2003 for our compensation plans under which equity securities may be issued:

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	2,197,092	(1)	$9.22	593,631	(2)
Equity Compensation Plans Not Approved by Security Holders	296,600		13.04	3,400
Total	2,493,692		9.67	597,031

(1)	Includes 2,193,761 shares of common stock subject to issued but unexercised options under our 1996 Stock Incentive Plan and 3,331 shares of common stock subject to issued but unexercised options under our Stock Option Plan for Non-Employee Directors.

(2)	Includes 240,816 shares of common stock available for issuance under our 1996 Stock Incentive Plan and 352,815 shares of common stock available for issuance under our Employee Stock Purchase Plan.

Equity Compensation Plan Not Approved By Security Holders

2000 Stock Incentive Plan

Our board of directors adopted a 2000 Stock Incentive Plan on April 25, 2000. The plan will remain in effect until all stock subject to it has been distributed, until all awards have expired or lapsed, or until April 25, 2010. We have reserved 300,000 shares of our common stock for awards under the plan. The 2000 Stock Incentive Plan contains similar terms as the 1996 Stock Incentive Plan, except that our officers and directors are not eligible to receive awards under the plan. Our board of directors may terminate the plan at any time, subject to the conditions stated in the plan. The plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a “qualified plan” under Section 401(a) of the Internal Revenue Code of 1986.

Plan Administration

A committee of members of our board of directors administers the 2000 Stock Incentive Plan. The committee has the authority, subject to the terms of the plan, to adopt, revise and waive rules relating to the plan. The committee is also responsible for determining when and to whom awards will be granted, the form of each award, the amount of each award and any other terms of an award, consistent with the plan.

Members of the committee are designated by our board of directors and serve on the committee for an indefinite term, at the discretion of the board. The compensation committee of our board of directors currently serves as the committee that administers the plan. The committee may delegate its responsibilities under the plan to members of our management, or to others, with respect to the grants of awards to employees who are not deemed to be executive officers of our company under relevant federal securities laws.

Eligibility

All employees of the company and its “affiliates,” as defined in the plan (except the company’s officers and directors), are eligible to receive awards under the plan. The committee may grant awards other than incentive stock options to individuals or entities that are not our employees, but who provide services to our company or its affiliates as consultants or independent contractors. The selection of those to whom awards under the plan are made is within the sole discretion of the committee.

Types of Awards Under the Plan

The types of awards that may be granted under the plan include incentive and non-statutory stock options, restricted stock, stock appreciation rights, performance shares and other stock-based awards. The following is a brief description of the material characteristics of each type of award.

Incentive and Non-Statutory Stock Options.    Both incentive stock options and non-statutory stock options may be granted under the plan. The exercise price of an option is determined by the committee and set forth in an option agreement. The exercise price for non-qualified stock options may be less than, equal to or greater than the fair market value of our common stock on the date the option is granted. Stock options may be granted and exercised at such times as the committee may determine, which is reflected in the exercise schedule set forth in an option agreement. Unless federal tax laws are modified:

•	no incentive stock option may be granted more than 10 years;

•	an incentive stock option may not be exercised more than 10 years after the date it was granted; and

•	the aggregate fair market value of shares of our common stock underlying incentive stock options held by any participant under the plan and under any other plan of our company or of our affiliates, that first become exercisable in any calendar year may not exceed $100,000.

Additional restrictions apply to incentive stock options granted to persons who beneficially own 10% or more of the outstanding shares of our common stock. The purchase price for common stock purchased upon the exercise of stock options may be payable in cash, in our common stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased, or a combination of cash and stock, as provided in the option agreement. In addition, the committee may permit recipients of stock options to simultaneously exercise options and sell the common stock purchased upon exercise and to use the sale proceeds to pay the purchase price.

Restricted Stock and Other Stock-Based Awards.    The committee is authorized to grant, either alone or in combination with other types of awards, restricted stock and other stock-based awards. Restricted stock may contain such restrictions, including provisions requiring forfeiture and imposing restrictions on stock transfer, as the committee may determine and set forth in the option agreement.

The committee may provide that, unless forfeited, a recipient of an award of restricted stock will have all rights of a company shareholder, including voting and dividend rights.

Stock Appreciation Rights and Performance Awards.    The recipient of a stock appreciation right receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the right is exercised, exceeds a price specified by the committee at the time the right is granted, as set forth in the recipient’s agreement. The price specified by the committee must be at least 100% of the fair market value of our common stock on the date the right is granted.

Performance awards entitle the recipient to payment in amounts determined by the committee, and set forth in the recipient’s agreement, based upon the achievement of specified performance targets during a specified term. Payments for stock appreciation rights and performance awards may be paid in cash, shares of our common stock, or a combination of cash and shares, as determined by the committee.

Acceleration of Awards, Lapse of Restrictions, Forfeiture

The committee may provide in the applicable agreement for the lapse of restrictions on restricted stock or other awards, accelerated vesting of stock options, stock appreciation rights and other awards, or acceleration of the term with respect to which the achievement of performance targets for performance awards is determined in the following circumstances:

•	a change in control of the company;

•	other fundamental changes in the corporate structure of the company;

•	death, disability, or qualified retirement; or

•	such other events as the committee may determine.

Adjustments, Modifications, Termination

The plan gives the committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the exercise price of outstanding stock options and performance targets for, and payments under, outstanding performance awards upon mergers, recapitalizations, stock dividends, stock splits, or similar changes affecting us. Adjustments in performance targets and payments on performance shares are also permitted upon the occurrence of such other events as may be specified by the committee.

The plan also gives our board of directors the right to terminate, suspend, or modify the plan. Amendments to the plan are subject to shareholder approval, however, if needed to comply with Rule 16b-3 under the Securities Exchange Act or federal tax laws relating to incentive stock options.

Under the plan, the committee may generally cancel outstanding stock options and stock appreciation rights in exchange for cash payments to the recipients upon dissolutions, liquidations, mergers, statutory share exchanges, or similar events involving us.

ITEM TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Proxies solicited by the board of directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 26, 2004. We have employed Deloitte & Touche LLP in this capacity since 1997.

A representative from Deloitte & Touche LLP will be at the annual meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2004.

ADDITIONAL INFORMATION

Comparison of Total Shareholder Return

The graph below compares the cumulative total shareholder return(1), assuming the reinvestment of all dividends on our common stock for the period beginning December 26, 1999, and ending on December 28, 2003.

	December 26, 1999	December 31, 2000	December 30, 2001	December 29, 2002	December 28, 2003
NASDAQ Stock Index	$100.00	$62.24	$50.06	$33.97	$49.72
Standard & Poor’s Small Cap Restaurant Index	100.00	130.37	180.31	167.84	223.30
BUCA, Inc.	100.00	165.59	175.87	89.52	75.20

(1)	Assumes that $100 was invested on December 26, 1999, in our common stock at an offering price of $8.87 and at the closing sales price for each index, and that all dividends were reinvested. We have not declared dividends on our common stock. You should not consider shareholder returns over the indicated period to be indicative of future shareholder returns.

Section 16(a) Beneficial Ownership Reporting Compliance

The SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of the our common stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to us and written representations that no other reports were required during the fiscal year ended December 28, 2003, all Section 16(a) filing requirements were met, except for the following:

•	Sidney J. Feltenstein, a non-employee director, inadvertently failed to timely file a Form 4 to report the purchase of shares of our common stock on each of October 24, 2003, October 27, 2003, October 28, 2003 and October 29, 2003. The Form 4 was filed on February 2, 2004.

•	Joseph J. Kohaut, an executive officer of the company, inadvertently failed to report on Form 4 the stock options granted to him on December 15, 2001. The Form 4 was filed on April 26, 2004.

Shareholder Proposals

Shareholder proposals for consideration at our 2005 annual meeting of shareholders must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our By-laws. To be timely under Rule 14a-8, our Secretary must receive the shareholder proposals by December 30, 2004 in order to include the shareholder proposals in the proxy statement. Under our By-laws, if a shareholder plans to propose an item of business to be considered at any annual meeting of shareholders, that shareholder is required to give notice of the proposal to our Secretary at least 90 days prior to the anniversary of the most recent annual meeting and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

Appendix A

BUCA, INC.

Charter of the Audit Committee of the Board of Directors

Adopted on March 5, 2004

Purpose

The purpose of the Audit Committee (the “Audit Committee”) of the board of directors (the “Board”) of BUCA, Inc. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

Composition

The Audit Committee shall consist of at least three directors, each of whom:

(a)	shall be “independent” as that term is defined under the listing standards of the National Association of Securities Dealers;

(b)	shall meet the criteria of independence under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules adopted by the Securities and Exchange Commission (the “SEC”) pursuant to the Sarbanes-Oxley Act;

(c)	shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment;

(d)	shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to such member’s appointment to the Audit Committee; and

(e)	shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Audit Committee shall also endeavor to have at all times on the Audit Committee at least one member who satisfies the definition of an “audit committee financial expert” as defined by the SEC.

Each Audit Committee member shall be appointed by the Board on the recommendation of the Governance and Nominating Committee of the Board. Audit Committee members may be removed or replaced by the Board from time to time in its discretion. No Audit Committee member shall simultaneously serve on the audit committees of more than two other public companies.

The Board shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the Audit Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board.

Responsibilities and Duties

In carrying out its responsibilities, the Audit Committee believes that its policies and procedures should remain flexible in order to best react to changing circumstances. The primary duties and responsibilities of the Audit Committee shall be as follows:

Oversight of Independent Auditor

1.

Be directly responsible for the appointment, retention, compensation, evaluation, termination and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

2.	Pre-approve all audit services and permissible non-audit services by the Company’s independent auditor.

3.	Review and discuss representations from the independent auditor regarding:

•	critical accounting policies and practices to be used;

•	alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

4.	Ensure regular rotation of the lead and concurring audit partners and other significant audit partners of the Company’s independent auditor as required by law.

5.	Obtain and review a report from the independent auditor at least annually regarding all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

6.	Evaluate the qualifications, performance and independence of the independent auditor, including:

•	actively engaging in a dialogue with the independent auditor regarding any relationship or services that may impact the auditor’s objectivity and independence;

•	at least annually, evaluating the independence of the auditor, including assessing whether all relationships between the independent auditor and the Company and the provisions of permissive non-audit services are compatible with maintaining the auditor’s independence;

•	considering whether the independent auditor’s quality controls are adequate; and

•	reviewing and evaluating the qualifications and performance of the Company’s independent auditor, including the independent auditor’s judgment about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

7.	On an annual basis, review the independent auditor’s audit plan and discuss scope, staffing, locations, reliance upon management and general audit approach.

8.	Review with the independent auditor any audit problems or difficulties the auditor may have encountered and management’s response thereto. Such reviews should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

9.	Establish policies for the hiring of employees or former employees of the Company’s independent auditor that are consistent with the SEC rules and regulations.

10.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 related to the conduct of the audit.

Oversight of Financial Reporting and Disclosure Matters

11.	Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of the Company’s 10-K, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

12.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of the Company’s Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

13.	Discuss with management and the independent auditor:

•	material financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	any material changes, including proposed changes, in the Company’s selection or application of accounting principles;

•	any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data;

•	the independent auditor’s attestation of management’s report on internal controls; and

•	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

14.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies, prior to public release.

15.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

16.	Review any significant reports to management prepared by the independent auditor or the internal audit firm and management’s responses.

17.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

18.	Discuss with management the status of pending litigation, taxation matters and other areas of oversight with respect to the legal and compliance area as may be appropriate.

19.	Review with the Company’s outside counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies, and any management material reports or inquiries received from regulatory or governmental agencies.

Oversight of Compliance and Regulatory Matters

20.	Establish and review periodically procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the Company’s outside counsel and anyone in the Company.

21.	Discuss with the independent auditor and management any other matters covered by Section 10A of the Securities Exchange Act of 1934 as determined necessary or appropriate by the Audit Committee to ensure compliance.

Other Responsibilities

22.	Approve all related party transactions of the Company. The term “related party transaction” shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

23.	Review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, and the performance and independence of the Company’s independent auditor.

24.	Discuss with management guidelines and policies for assessing and managing the Company’s risk exposure and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

25.	Perform any other activities consistent with this Audit Committee Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Committee Administration

26.	Prepare the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

27.	Meet periodically with management and the independent auditor in separate executive sessions.

28.	Review the Audit Committee’s own performance annually.

29.	Review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board and have the Audit Committee Charter published at least every three years in accordance with SEC regulations.

30.	Retain independent counsel and other legal, accounting or other advisors as the Audit Committee determines necessary to carry out its duties. The Company shall provide funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee and for payment of ordinary administrative expenses that are necessary for the Audit Committee to carry out its duties.

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management or the independent auditor. While the Audit Committee has the responsibilities set forth in this Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Company’s management and independent auditor.

To the extent permissible under applicable laws and regulations, the Audit Committee may delegate its responsibilities to one or more members of the Audit Committee.

Meetings

The Audit Committee shall meet at least four times annually and special meetings shall be called as necessary.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

All meetings of the Audit Committee shall be held pursuant to the By-laws of the Company with regard to notice and waiver thereof, and written minutes and presentations of each meeting and other Audit Committee correspondence shall be duly filed in the Company’s records. A majority of the members of the Audit Committee shall constitute a quorum of the Audit Committee.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 15, 2004

10:00 a.m., Central Daylight Savings Time

Hyatt Hotel

1300 Nicollet Mall

Minneapolis, Minnesota 55403

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BUCA, Inc. 1300 Nicollet Mall, Minneapolis, Minnesota 55403	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of

Shareholders to be held on June 15, 2004 and at any adjournment thereof.

By signing this proxy, you revoke all prior proxies and appoint John P. Whaley and Daniel J. Skrypek, and each of them, as Proxies, each with full power of substitution, to vote, as designated on the reverse side and below, at the Annual Meeting of Shareholders to be held on June 15, 2004, and at any adjournment thereof, all shares of Common Stock of BUCA, Inc. registered in your name at the close of business on April 22, 2004.

This proxy when properly executed will be voted as specified on the reverse side, but, if no direction is given, this proxy will be voted FOR Items 1 and 2. Notwithstanding the foregoing, if this proxy is to be voted for any nominee named on the reverse side and such nominee is unwilling or unable to serve, this proxy will be voted for a substitute in the discretion of the Proxies. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

See reverse for voting instructions.

COMPANY #

There are two ways to vote your Proxy

Your telephone vote authorizes the Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 14, 2004.
•	You will be prompted to enter your three-digit Company Number (this number is located on the proxy card) and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account.
•	Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to BUCA, Inc. c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

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The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of Directors:	01 Peter J. Mihajlov	02 Paul J. Zepf	☐	Vote FOR	☐	Vote WITHHELD
					all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right)

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2004 fiscal year.			☐ For ☐ Against ☐ Abstain

Address Change? Mark Box ☐ Indicate changes below:				Dated: , 2004

Signature(s) in Box
Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons must sign. Trustee, administrators, etc., should include this title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.